Exhibit 10.37

To:     Oragenics, Inc.

From:     Robert Zahradnik

Date:     March 21, 2003

__________________________________________________________________________________

Gentleman:

Please be advised that I hereby agree not to demand or seek payment from the proceeds of the contemplated initial public offering of units amounts owing to me by Oragenics under Promissory Notes dated February 28, 1999 and February 22, 2001.

/s/ Robert T. Zahradnik